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                                                                    EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



North American Technologies
 Group, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in Registration Statement No. 333-26347 on Form S-3 of our report dated February 24, 1998, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



                                           BDO Seidman, LLP


Houston, Texas
February 24, 1998